Exhibit 23

PARITZ & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

                         CONSENT OF INDEPENDENT AUDITORS

      We have issued our report dated March 17, 2003, except as to Note 3(b) which is dated March 31, 2003, accompanying the financial statements of Trimol Group, Inc. to be contained in the Annual Report on Form 10-KSB (the "10-KSB") for Trimol Group, Inc., a Delaware Corporation ("the Company") for its fiscal year ended December 31, 2002. We consent to the use of the aforementioned reports in the 10-KSB and to the use of our name as it appears therein.


                                                   PARITZ & COMPANY,  P.A.
                                                   Certified Public Accountants
                                                   April 11, 2003


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